EXHIBIT 99.B(d)(81)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of December 15, 2003, as amended December 7, 2006 and March 30, 2009

SEI Institutional Investments Trust

Small/Mid Cap Equity Fund

Enhanced LIBOR Opportunities Fund

International Equity Fund

World Equity Ex-U.S. Fund

Agreed and Accepted:

SEI Investments Management Corporation		Wellington Management Company, LLP

By:	/s/ Aaron C. Buser	By:	/s/ Jonathan M. Payson

Name:	Aaron C. Buser	Name:	Jonathan M. Payson

Title:	Vice President	Title:	Senior Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of December 15, 2003, as amended, December 7, 2006 and March 30, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Small/Mid Cap Equity Fund	x.xx%
Enhanced LIBOR Opportunities Fund	x.xx%
International Equity Fund	x.xx%
World Equity Ex-US Fund	x.xx%

Agreed and Accepted:

SEI Investments Management Corporation		Wellington Management Company, LLP

By:	/s/ Aaron C. Buser	By:	/s/ Jonathan M. Payson

Name:	Aaron C. Buser	Name:	Jonathan M. Payson

Title:	Vice President	Title:	Senior Vice President